UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2015

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 14, 2015, DaVita HealthCare Partners Inc. (the “Company”) and each of the subsidiaries of the Company listed on Schedule B-1 thereto, as guarantors, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale of $1,500,000,000 aggregate principal amount of its 5.000% Senior Notes due 2025 (the “Notes”). The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary closing conditions, indemnification rights and termination provisions. The offering is expected to close on April 17, 2015, subject to satisfaction of customary closing conditions.

The offering is being conducted as a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-203394) under the Securities Act of 1933, as amended, and a related prospectus supplement filed with the Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 14, 2015, among the Company and each of the subsidiaries of the Company listed on Schedule B-1 thereto, as guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

Date: April 15, 2015	By:	/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 14, 2015, among the Company and each of the subsidiaries of the Company listed on Schedule B-1 thereto, as guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.